UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12.
TCG BDC II, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 12, 2020

Dear TCG BDC II Investor,
Due to the public health impact of COVID-19, TCG BDC II, Inc. (the “Company” or “TCG BDC II”) will change the previously announced Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Monday, June 22, 2020 to a virtual-only format, solely by means of remote communication, instead of an in-person meeting. The date and time of the Annual Meeting remains unchanged and will be held on June 22, 2020 at 8:30 a.m. Eastern time.
Please be advised that the Notice of Internet Availability of Proxy Materials and the proxy card or voting instructions previously distributed will not be updated to reflect the change to a virtual only format and may continue to be used to vote your shares.
Attendance and Participation
Stockholders will not be able to attend the Annual Meeting in person. Stockholders as of the close of business on April 28, 2020, the record date, are entitled to attend and vote at the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/TCGBDCII2020.
To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, you should follow the instructions provided by your institution or nominee to be able to participate in the Annual Meeting.
The Annual Meeting webcast will begin promptly at 8:30 a.m., Eastern time, and online access will open at least 15 minutes prior to allow time to log in.

Regardless of whether you will participate in the Annual Meeting, the Company recommends that stockholders vote in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials. The proxy card or voting instruction form included with the proxy materials previously distributed to stockholders will not be updated to reflect the change in location and may continue to be used by stockholders to vote their shares in connection with the Annual Meeting.

Sincerely,

TCG BDC II, Inc.

About TCG BDC II, Inc.
TCG BDC II is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC II is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since the final close in November 2018 through March 31, 2020, TCG BDC II has invested approximately $1.4 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC II’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Cautionary Statement Regarding Forward-Looking Statements
This notice may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.